UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 12, 2010
KAISER ALUMINUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-52105	94-3030279
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

27422 Portola Parkway, Suite 350
Foothill Ranch, California	92610-2831
(Address of Principal Executive Offices)	(Zip Code)
(949) 614-1740
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On October 12, 2010, Desert Fabco Acquisition, LLC (“Acquisition Sub”), a newly formed, wholly owned indirect subsidiary of Kaiser Aluminum Corporation (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) to purchase substantially all of the assets of Alexco, L.L.C. (“Alexco”), a manufacturer of hard alloy extrusions for the aerospace industry based in Chandler, Arizona, for approximately $90,000,000. In connection with the purchase transaction, Acquisition Sub will also assume substantially all of Alexco’s liabilities.
     Contemporaneously with the execution of the Purchase Agreement, Acquisition Sub entered into employment agreements with certain key Alexco employees, with such employment agreements to become effective upon the consummation of the purchase transaction. In addition, under the terms of the Purchase Agreement, Acquisition Sub will make offers of employment to all Alexco employees directly involved in Alexco’s hard alloy extrusion business, with such employment to commence immediately upon consummation of the purchase transaction.
     The consummation of the purchase transaction is expected to occur in December 2010, subject to the satisfaction of customary closing conditions, including, among others, third-party consents.
     On October 12, 2010, contemporaneously with the execution of the Purchase Agreement between Acquisition Sub and Alexco, the Company executed a guaranty in favor of Alexco (the “Guaranty”), pursuant to which the Company has guaranteed payment of the purchase price, and certain other obligations of Acquisition Sub, under the Purchase Agreement.
     The foregoing descriptions of the Purchase Agreement and the Guaranty are qualified in their entirety by reference to the full text of the Purchase Agreement and Guaranty, copies of which are attached hereto as Exhibit 10.1 and are incorporated herein by reference.
     On October 13, 2010, the Company issued a press release announcing entry into the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description

10.1	Asset Purchase Agreement between Desert Fabco Acquisition, LLC and Alexco, L.L.C., dated as of October 12, 2010, and related Corporate Guaranty, dated as of October 12, 2010, by Kaiser Aluminum Corporation to Alexco, L.L.C.

99.1	Press release, dated October 13, 2010.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
     This Form 8-K contains statements which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans” or “anticipates” or the negative of the foregoing or other variations or comparable terminology. These statements are based on the beliefs and assumptions of the Company’s management based on information available to management at the time such statements are made. The Company cautions that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. These factors include: (a) the Company’s ability to successfully complete its due diligence in regard to the purchase transaction, (b) the satisfaction of the conditions to closing, including the receipt of third party consents, (c) the Company’s ability to integrate acquired operations, continue to realize manufacturing efficiencies and remain a low cost producer, (d) the Company’s ability to successfully identify and execute its long term strategic growth initiatives and internal and external growth opportunities, and (e) other factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAISER ALUMINUM CORPORATION (Registrant)
By:	/s/ John M. Donnan
John M. Donnan
Senior Vice President, Secretary and General Counsel

Date: October 14, 2010

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement between Desert Fabco Acquisition, LLC and Alexco, L.L.C., dated as of October 12, 2010, and related Corporate Guaranty, dated as of October 12, 2010, by Kaiser Aluminum Corporation to Alexco, L.L.C.

99.1	Press release, dated October 13, 2010.